EXHIBIT 99

AirTran Holdings Reports Fourth Consecutive Quarterly Profit
- Revenues Increase 31 Percent to $208 Million;
Unit Costs Decline 4.3 Percent -

     ORLANDO, Fla. (April 22, 2003) - AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported its results for the first quarter 2003:

--	Net income for the first quarter was $2.0 million or $0.03 per diluted share versus a loss of $3.0 million or $0.04 per diluted share in the year-earlier period.
--	Operating revenues for the quarter totaled $208.0 million, a 30.6 percent increase over $159.3 million from the first quarter 2002.
--

Non-fuel operating costs per available seat mile (CASM) declined by 7.6 percent to 6.60 cents. CASM declined by 4.3 percent to 8.63 cents in the first quarter despite a 23.1 percent increase in the price of fuel.

--

Traffic, or revenue passenger miles (RPMs), increased 31.3 percent over the year-earlier period, which set a new quarterly record. Capacity, or available seat miles (ASMs), increased 28.5 percent, also setting a company record for that period.

     "The achievement of announcing our fourth consecutive profitable quarter in such a challenging economic climate should make every member of the AirTran Airways team proud today," said Joe Leonard, chairman and chief executive officer. "Our airline is well-positioned to continue its operational and financial success into the remainder of 2003. We welcome the upcoming opportunities to bring our low fares and exceptional service to travelers across the country, now from the East Coast to the West Coast."
     The airline served 2.6 million passengers, a first quarter record and an increase of 20.4 percent over the 2.1 million passengers served in the same quarter last year. Load factor increased 1.5 points to 67.8 percent.
     Robert Fornaro, president and chief operating officer remarked: "Several years ago travelers chose AirTran Airways primarily because of our low fares. While we remain committed to offering passengers an affordable way to travel, the team at AirTran Airways has built a brand that has attracted a loyal customer base. From our caring customer service to an affordable Business Class, many travelers now say AirTran Airways is their carrier of choice. In a recent independent customer survey, our passengers told us they were very happy with their AirTran Airways experience. Nearly 82 percent of those surveyed were very satisfied, and 90 percent said they were likely to fly with AirTran Airways again."
     Stan Gadek, senior vice president of finance and chief financial officer said, "AirTran Airways benefited this quarter from the outstanding productivity of our Crew Members, a reduction in unit costs and continued sound financial discipline. Maintaining low costs is key to offering low fares and generating profits for our shareholders."

     Operating highlights for the quarter include:

--	Announced westward expansion with three new destinations: Denver (May 21); Los Angeles (June 4); and Las Vegas (June 11).
--

Enhanced service in Akron/Canton, Atlanta, Baltimore/Washington, Boston, Dayton, Flint, Grand Bahama Island, Milwaukee, Moline/Quad Cities, Myrtle Beach, New York City, Orlando, Philadelphia, Pittsburgh, and Raleigh/Durham.

--	Launched a new advertising campaign entitled "GO" that includes television, magazine, newspaper, outdoor and digital components.
--	Took delivery of seven Boeing 717s increasing the total 717 fleet to 57.
--	Introduced AirTran Vacations, an online travel planning product, with Expedia, Inc.
--	Relaunched X-Fares, the airline's popular standby program for young customers between the ages of 18 and 22.
--	Won three awards at the OnBoard Services Awards, including first place in the uniforms and uniform software solutions categories.

     The airline will provide an online, real-time webcast of its first-quarter earnings conference call today at 10:00 a.m. (EDT). Beginning approximately two hours after the initial conference call is completed, a replay of the webcast will be available.
     To access the webcast, go to the "Investor Relations" area of AirTran Airways' Web site (airtran.com), accessible from the homepage. Once there, click on either the "Overview" or "Calendar" buttons, and follow the prompts for the webcast. The broadcast will also be available at www.streetevents.com.

Editor's note: Statements regarding the Company's operational and financial success, business model, ability to return value to investors, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

CONTACT:	AirTran Airways, Orlando Tad Hutcheson, 407/251-5578

2

AirTran Holdings, Inc. Consolidated Statements of Operations (In thousands, except per share data and statistical summary) (Unaudited)
	Three Months Ended March 31,		Percent
	2003	2002	Change
Operating Revenues:
Passenger	$201,900	$155,689	29.7
Cargo	383	243	57.6
Other	5,719	3,372	69.6
Total operating revenues	208,002	159,304	30.6

Operating Expenses:
Salaries, wages and benefits	54,591	45,252	20.6
Aircraft fuel	47,144	33,805	39.5
Aircraft rent	26,419	13,758	92.0
Distribution	10,772	10,705	0.6
Maintenance, materials and repairs	15,079	10,563	42.8
Landing fees and other rents	11,484	10,010	14.7
Aircraft insurance and security services	5,550	7,808	(28.9)
Marketing and advertising	7,077	5,675	24.7
Depreciation	3,322	4,411	(24.7)
Other operating	18,186	20,249	(10.2)
Total operating expenses	199,624	162,236	23.0
Operating Income (Loss)	8,378	(2,932)	--

Other (Income) Expense:
Interest income	(527)	(533)	(1.1)
Interest expense	6,869	7,479	(8.2)
SFAS 133 adjustment	--	(5,857)	--
Other expense, net	6,342	1,089	--

Income (Loss) Before Income Taxes	2,036	(4,021)	--
Income Tax Expense (Benefit)	--	(987)	--
Net Income (Loss)	$2,036	$(3,034)	--
	=======	=======
Earnings (Loss) per Common Share
Basic	$0.03	$(0.04)	--
Diluted	$0.03	$(0.04)	--
Weighted-average Shares Outstanding
Basic	71,522	69,786	2.5
Diluted	74,476	69,786	6.7

EBITDA	$11,700	$1,479	--
Operating margin	4.0%	(1.8)%	5.8	pts.
Net margin	1.0%	(1.9)%	2.9	pts.

3

AirTran Holdings, Inc. Statistical Summary (Unaudited)
	Three Months Ended March 31,				Percent
	2003		2002		Change
First Quarter Statistical Summary:
Revenue passengers	2,560,160		2,126,405		20.4
Revenue passenger miles (000s)	1,567,412		1,193,338		31.3
Available seat miles (000s)	2,311,961		1,799,189		28.5
Block hours	64,929		52,860		22.8
Passenger load factor	67.8%		66.3%		1.5	pts.
Break-even load factor	67.1%		68.0%		(0.9)	pts.
Average fare	$78.86		$73.22		7.7
Average yield per RPM	12.88	¢	13.05	¢	(1.3)
Passenger revenue per ASM	8.73	¢	8.65	¢	0.9
Operating cost per ASM	8.63	¢	9.02	¢	(4.3)
Non-fuel operating cost per ASM	6.60	¢	7.14	¢	(7.6)
Average cost of aircraft fuel per gallon	107.55	¢	87.38	¢	23.1
Weighted-average number of aircraft	67		60		11.7

4

Pursuant to the new SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. It is our view that the reported non-GAAP financial measures present more meaningful data, are consistent to financial measures reported by other airlines and are comparable to financial measures required in submissions to the Department of Transportation.

AirTran Holdings, Inc. Reconciliation of GAAP Financial Information to Non-GAAP Financial Information (In thousands) (Unaudited)
	Three Months Ended March 31,
	2003		2002
Earnings before interest, taxes, depreciation, and amortization (EBITDA)
Net income - GAAP	$2,036		$(3,304)
Exclude:
Income tax benefit	--		(987)
Other expense, net	6,342		1,089
Depreciation	3,322		4,411
EBITDA	$11,700		$1,479
	========		=======
Non-fuel operating cost per ASM
Total operating expenses - GAAP	$199,624		$162,236
Exclude:
Aircraft fuel	47,144		33,805
Total non-fuel operating expenses	$152,480		$128,431
	========		=======
ASMs	2,311,961		1,799,189

Non-fuel operating cost per ASM	6.60	¢	7.14 ¢

5